Exhibit 3.2

AMENDED AND RESTATED BY-LAWS OF

INVESTOOLS INC.

ARTICLE I

OFFICES

Section 1.  Principal Executive Office.  The principal executive office of the corporation shall be located as directed by the board of directors.

Section 2.  Other Offices.  Other business offices may at any time be established by the board of directors at any place or places deemed advisable by them or where the corporation is qualified to do business.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1.  Place of Meetings.  All meetings of stockholders shall be held at the principal executive office of the corporation, or at any other place within or without the State of Delaware.

Section 2.  Annual Meetings.  The annual meetings of stockholders shall be as fixed by the board of directors. At such meetings directors shall be elected, reports of the affairs of the corporation shall be considered, and any other business may be transacted which is within the powers of the stockholders.

Section 3.  Special Meetings.  Special meetings of the stockholders, for the purpose of taking any action permitted by the stockholders under the Delaware General Corporation Law and the certificate of incorporation of the corporation, may be called at any time only by the board of directors until August 31, 2002. After such date, the chairman of the board, the president or the board of directors may call at any time a special meeting of the stockholders.

Section 4.  Notice of Annual or Special Meeting.  Written notice of each annual or special meeting of stockholders shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote thereat. Such written notice shall be given either personally or by mail or other means of written communication, charges prepaid, addressed to such stockholder at his address appearing on the books of the corporation or given by him to the corporation for the purpose of notice.

An affidavit of mailing of any such notice in accordance with the foregoing provisions, executed by the secretary, assistant secretary or any transfer agent of the corporation, shall be prima facie evidence of the giving of the notice.

Section 5.  Quorum.  The presence in person or by proxy of the holders of no less than one-third of the shares entitled to vote at any meeting shall constitute a quorum for the transaction of business at any meeting of stockholders. The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 6.  Adjourned Meeting and Notice Thereof.  Any stockholders’ meeting, annual or special, whether or not a quorum is present, may be adjourned from time to time by the vote of a majority of the shares, the holders of which are either present in person or represented by proxy thereat, but in the absence of a quorum at the commencement of the meeting, no other business may be transacted at such meeting.

When any stockholders’ meeting, either annual or special, is adjourned for 30 days or more, or if after adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given as in the case of an original meeting. Except as provided above, it shall not be necessary to give any notice of the time and place of the adjourned meeting or of the business to be transacted thereat, other than by announcement of the time and place thereof at the meeting at which such adjournment is taken.

Section 7.  Voting.  The stockholders entitled to vote at any meeting of stockholders shall be determined in accordance with the Delaware General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership). The stockholders may vote by voice vote or by ballot; provided, however, that all elections for director shall be by ballot. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless the vote of a greater number of voting by classes is required by the Delaware General Corporation Law or the certificate of incorporation.

Section 8.  No Stockholder Action without Meeting.  No action required to be taken or that may be taken at any annual or special meeting of the stockholders may be taken without a meeting, and the power of the stockholders to consent in writing to the taking of any action by written consent without a meeting is specifically denied, except for action by unanimous written consent, which is expressly allowed.

Section 9.  Proxies.  Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the secretary of the corporation. Subject to the Delaware General Corporation Law in the case of any proxy which states that it is irrevocable, any proxy duly executed shall continue in full force and effect until (i) an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation prior to the vote pursuant thereto, (ii) the person executing the proxy attends the meeting and votes in person, or (iii) written notice of the death or incapacity of the maker of such proxy is received by the corporation before the vote pursuant thereto is counted; provided that no such proxy shall be valid after the expiration of 11 months from the date of its execution, unless otherwise provided for in the proxy. The dates contained on the forms of proxy shall presumptively determine the order of execution of the proxies, regardless of the postmark dates on the envelopes in which they are mailed.

Section 10.  Inspectors of Election.  In advance of any meeting of stockholders, the board of directors may appoint any person or persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. If inspectors of election be not so appointed, the chairman of any such meeting may, and on the request of any stockholder or his proxy shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may, and on the request of any stockholder or a stockholder’s proxy shall, be filled by appointment by the board of directors in advance of the meeting, or at the meeting by the chairman of the meeting.

The duties of such inspectors shall be as prescribed by the Delaware General Corporation Law and shall include: determining the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining when the polls shall close; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical. Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 11.  Record Date for Stockholder Notice, Voting and Giving Consents.  For purposes of determining the stockholders entitled to notice of any meeting or to vote or entitled to give consent to corporate action without a meeting, the board of directors may fix, in advance, a record date, which shall not be more than 60 days nor less than 10 days before the date of any such meeting nor more than 60 days before any such action without a meeting, and in this event only stockholders of record on the date so fixed are entitled to notice and to vote or to give consents, as the case may be, notwithstanding any transfer of any shares an the books of the corporation after the record date, except as otherwise provided in the Delaware General Corporation Law.

If the board of directors does not so fix a record date:

a.                                       The record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders, shall be at the close of business on the business day next preceding the day on which notice is given, or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

b.                                      The record date for determining stockholders entitled to give consent to corporate action in writing without a meeting, (i) when no prior action by the board has been taken, shall be the day on which the first written consent is given or (ii) when prior action of the board has been taken, shall be at the close of business on the day on which the board adopts the resolution relating to that action, or the 60th day before the date of such other action, whichever is later.

Section 12.  Notice of Stockholder Business and Nomination of Directors.

(a)                                  Nomination of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible to serve as directors.  Nominations of persons for election to the board of directors at a meeting of stockholders may be made (i) by or at the direction of the board of directors, or (ii) by any stockholder entitled to vote in the election of directors at the meeting who complies with notice procedures set forth in this Section 12(a).  Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not less than 90 days prior to the first anniversary of the date of the previous year’s annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date the annual meeting is advanced by more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered, or mailed and received, not later than the close of business on the 10th day following the day on which the date of such meeting has been first “publicly disclosed” (in the manner provided in the last sentence of this Section 12(a) by the corporation).  Any stockholder’s notice pursuant to this Section 12(a) shall set forth (i) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as director if elected); and (ii) as to the stockholder giving notice (A) the name and address, as they appear on the corporation’s books, of such stockholder and (B) the class and number of shares of the corporation which are beneficially owned by such stockholder.  At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the Secretary that information required to be set forth in a stockholder’s notice of nomination which pertains to the nominee.  No person shall be eligible to serve as a director of the corporation unless nominated in accordance with the procedures set forth herein.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and any such nomination not properly brought before the meeting shall be disregarded.  For purposes of these By-Laws, “publicly disclosed” or “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission.

(b)                                 Notice of Business.  Except as set forth in Section 12(a), at any meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the board of directors or (b) by any stockholder who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 12(b).  For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation.  To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the corporation not less than 50 days prior to the meeting; provided, however, that in the event that less than 55 days’ notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.  A stockholder’s notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation’s books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business.  Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at a stockholder meeting except (i) in accordance with the procedures set forth in this Section 12(b) or (ii) with respect to nominations of persons for election as directors of the corporation, in accordance with the provisions of Section 12(a) hereof.  The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these By-Laws, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.  Notwithstanding the foregoing provisions of this Section 12(b), a stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder with respect to the matters set forth in this Section.

ARTICLE III

DIRECTORS

Section 1.  Powers.  Subject to the provisions of the Delaware General Corporation Law, and to any limitations in the certificate of incorporation and these By-Laws, relating to action required to be approved by the stockholders or approved by the outstanding shares, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation shall be managed by, the board of directors. Without prejudice to such general powers, but subject to the same limitations, it is hereby expressly declared that the board of directors shall have the following powers, to wit:

a.                                       To select and remove all the officers, agents and employees of the corporation, prescribe such powers and duties for them as may not be inconsistent with law, with the certificate of incorporation or with these By-Laws, fix their compensation and require from them security for faithful service.

b.                                      To conduct, manage and control the affairs and business of the corporation, and to make such rules and regulations therefor not inconsistent with law, or with the certificate of incorporation or with these By-Laws, as they may deem best.

c.                                       To change the principal executive office and principal office for the transaction of the corporation from one location to another; to fix and locate from time to time one or more subsidiary offices of the corporation within or without the State of Delaware; to designate any place within or without the State of Delaware for the holding of any stockholders’ meeting or meetings; and to adopt, make and use a corporate seal, and to prescribe the forms of certificates of stock, and to alter the form of such seal and of such certificates from time to time, as in their judgment they may deem best, provided such seal and such certificates shall at all times comply with the provisions of law.

d.                                      To authorize the issuance of shares of stock of the corporation from time to time, upon such terms as may be lawful.

e.                                       To borrow money and incur indebtedness for the purposes of the corporation, and to cause to be executed and delivered therefor, in the corporate name, promissory notes, bonds, debentures, deeds of trust, mortgages, pledges, hypothecations or other evidences of debt and securities therefor.

Section 2.  Number and Qualification of Directors.  The board of directors of the corporation shall consist of such number of directors, not less than three nor more than 15, as shall from time to time be fixed exclusively by resolution of the board of directors. The directors shall be divided into three classes in the manner set forth in the certificate of incorporation of the corporation, each class to be elected for the term set forth therein. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a plurality of the voting power present in person or represented by proxy and entitled to vote. A majority of the total number of directors then in office (but not less than one-third of the number of directors constituting the entire board of directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the corporation’s certificate of incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors. Directors need not be stockholders.

Section 3.  Directors Elected by Preferred Stockholders.  Notwithstanding the foregoing, whenever the holders of any one or more series of preferred stock issued by the corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the certificate of incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article V of the certificate of incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of preferred stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and without regard to the classification of the members of the board of directors as set forth in Section 2 of this Article III, and vacancies among directors so elected by the separate vote of the holders of any such series of preferred stock shall be filed by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 4.  Vacancies.  A vacancy in the board of directors shall be deemed to exist in case of the death, resignation or removal of any director, or if the board of directors by resolution declares vacant the office of a director who has been declared of unsound mind by order of court or convicted of a felony, or if the authorized number of directors be increased, or if the stockholders fail, at any annual or special meeting of stockholders at which any director or directors are elected, to elect the full authorized number of directors to be voted for at that meeting.

Vacancies in the board of directors, except for a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director, and each director so elected shall hold office for a term as set forth in the certificate of incorporation of the corporation.

Any director may resign effective upon giving written notice to the chairman of the board, the president, the secretary or the board of directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the board of directors accepts the resignation of a director tendered to take effect at a future time, the board of directors or the stockholders shall have power to elect a successor or take office when the resignation is to become effective.

No reduction of the authorized number of directors shall have the effect of removing any director prior to the expiration of his term of office.

Section 5.  Place of Meeting.  Regular meetings of the board directors shall be held at any place within or without the State of Delaware which has been designated from time to time by resolution by the board or by written consent of all members of the board of directors. In the absence of such designation, regular meetings shall be held at the principal executive office of the corporation. Special meetings of the board may be held either at a place so designated or at the principal executive office.

Section 6.  Annual Meeting.  Immediately following each annual meeting of stockholders, the board of directors shall hold a regular meeting at the place of said annual meeting or at such other place as shall be fixed by the board of directors, for the purpose of organization, election of officers, and the transaction of other business. Call and notice of such meetings are hereby dispensed with.

Section 7.  Other Regular Meetings.  Other regular meetings of the board of directors shall be held on the date and at the time which the board of directors may from time to time designate; provided, however, that should the day so designated fall upon a Saturday, Sunday or legal holiday observed by the corporation at its principal executive office, then said meeting shall be held at the same time on the next day thereafter ensuing which is a full business day. Notice of all such regular meetings of the board of directors is hereby dispensed with.

Section 8.  Special Meetings.  Special meetings of the board of directors for any purpose or purposes shall be called at any time by the chairman of the board, the president, any vice president, the secretary or by the director.

Special meetings of the board of directors shall be held upon 4 days’ written notice or 48 hours’ notice given personally or by telephone, telegraph, telex or other similar means of communication. Any such notice shall be addressed or delivered to each director at such director’s address as it is shown upon the records of the corporation or as may have been given to the corporation by the director for purposes of notice or, if such address is not shown on such records or is not readily ascertainable, at the place in which the meetings of the directors are regularly held.

Notice by mail shall be deemed to have been given at the time a written notice is deposited in the United States mail, postage prepaid. Any other written notice shall be deemed to have been given at the time it is personally delivered to the recipient or is delivered to a common carrier for transmission, or actually transmitted by the person giving the notice by electronic means, to the recipient. Oral notice shall be deemed to have been given at the time it is communicated to the recipient or to a person at the office of the recipient who the person giving the notice has reason to believe will promptly communicate it to the recipient.

Any notice shall state the date, place and hour of the meeting. Notice given to a director in accordance with this section shall constitute due, legal and personal notice to such director.

Section 9.  Action at a Meeting: Quorum and Required Vote.  The presence of a majority of the authorized number of directors at a meeting of the board of directors constitutes a quorum for the transaction of business, except as hereinafter provided. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be regarded as the act of the board of directors, unless a greater number, or the same number, after disqualifying one or more directors from voting, is required by law, by the certificate of incorporation or by these By-Laws. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, provided that any action taken is approved by at least a majority of the required quorum for such meeting. If at any meeting for the election of directors, the corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 10.  Validation of Defectively Called or Noticed Meeting.  The transactions of any meeting of the board of directors, however called and noticed or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum is present and if, either before or after the meeting, each of the directors not present or who, though present, has prior to the meeting or at its commencement, protested the lack of proper notice to him, signs a written waiver of notice or a consent to holding such meeting or an approval of the minutes thereof. All such waivers, consents or approvals shall be filed with the corporate records or made a part of the minutes or the meeting.

Section 11.  Adjournment.  A majority of the directors present, whether or not constituting a quorum, may adjourn any board of directors’ meeting to another time or place.

Section 12.  Notice of Adjournment.  If a meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of adjournment; otherwise, notice of the time and place of holding an adjourned meeting need not be given to absent directors if the time and place be fixed at the meeting adjourned.

Section 13.  Participation in Meetings by Conference Telephone.  Members of the board of directors may participate in a meeting through use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Participating in a meeting as permitted in this Section constitutes presence in person at such meeting.

Section 14.  Action Without Meeting.  Any action by the board of directors may be taken without a meeting if all members of the board shall individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the board of directors and shall have the same force and effect as a unanimous vote of such directors.

Section 15.  Fees and Compensation.  Directors and members of Committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by resolution of the board of directors.

Section 16.  Committees.  The board of directors may, by resolution adopted by a majority of the authorized number of directors, designate an executive and other committees, each consisting of 2 or more directors, to serve at the pleasure of the board of directors, and may prescribe the manner in which proceedings of any such committee meetings of such committee may be regularly scheduled in advance and may be called at any time by any 2 members thereof; otherwise, the provisions of these By-Laws with respect to notice and conduct of meetings of the board of directors shall govern. Any such committee, to the extent provided in a resolution of the board of directors, shall have all of the authority of the board of directors, except with respect to:

a.                                       The approval of any action for which the Delaware General Corporation Law or the certificate of incorporation require approval of the stockholders or approval of the outstanding shares;

b.                                      The filling of vacancies on the board of directors or on any committee thereof;

c.                                       The fixing of compensation of the directors for serving on the board of directors or on any committee thereof;

d.                                      The amendment or repeal of these By-Laws or the adoption of new By-Laws;

e.                                       The amendment or repeal of any resolution of the board of directors which by its express term is not so amendable or repealable;

f.                                         Any distribution to the stockholders, except at a rate or in a periodic amount or within a price range determined by the board of directors; and

g.                                      The appointment of other committees of the board of directors or the members thereof.

ARTICLE IV

OFFICERS

Section 1.  Officers.  The officers of the corporation shall be a president, a secretary and a chief financial officer. The corporation may also have, at the discretion of the board of directors, a chairman of the board, one or more vice presidents, one or more assistant secretaries, one or more assistant treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article IV. Any number of offices may be held by the same person.

Section 2.  Election.  The officers of the corporation, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 6 of this Article IV, shall be chosen annually by, and shall serve at the pleasure of, the board of directors, and each shall hold his office until he or she shall resign or shall be removed or otherwise disqualified to serve, or his or her successor shall be elected and qualified.

Section 3.  Subordinate Officer.  The board of directors or the president may appoint, such other officers as the business of the corporation may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the board of directors may from time to time determine.

Section 4.  Removal and Resignation.  Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the board of directors, at any regular or special meeting thereof, or, except in case of an officer chosen by the board of directors, by any officer upon whom such power or removal may be conferred by the board of directors.

Any officer may resign at any time by giving written notice to the board of directors, or to the president or to the secretary of the corporation. Any resignation is without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.  Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or any other cause shall be filled in the manner prescribed in these By-Laws for regular election or appointment to such office.

Section 6.  Chairman of the Board.  The chairman of the board, if there be such an office, shall, be the Chief Executive Officer, and, if present, preside at all meetings of the board of directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the board of directors or prescribed by these By-Laws.

Section 7.  President.  Subject to such supervisory powers, if any, as may be given by the board of directors to the chairman of the board, if there be such an office, the president shall be the chief executive officer of the corporation and shall, subject to the control of the board of directors, have general supervision, direction and control of the business and officers of the corporation. He shall preside at all meetings of the stockholders and in the absence of the chairman of the board, or if there be none, at all meetings of the board of directors. He shall be ex officio a member of all the standing committees, including the executive committee, if any, and shall have the general power and duties of management usually vested in the office of president of a corporation, and shall have such other powers and duties as may be prescribed by the board of directors or these By-Laws.

Section 8.  Vice Presidents.  In the absence or disability of the president, the vice presidents in order of their rank as fixed by the board of directors or, if not ranked, a vice president designated by the board of directors, if there be such an officer or officers, shall perform all the duties of the president, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the president. The vice presidents, if there be such an officer or officers, shall have such other powers and perform such other duties as from time to time may be prescribed for then respectively by the board of directors or these By-Laws.

Section 9.  Secretary.  The secretary shall record or cause to be recorded, and shall keep or cause to be kept, at the principal executive office or such other place as the board of directors may order, a book of minutes of all meetings and actions, of the stockholders, the board of directors and all committees thereof, with the time and place of holding of meetings, whether regular or special, and, if special, how authorized, the notice thereof given, the names of those present at directors’ meetings, the number of shares present or represented at stockholders’ meetings, and the proceedings thereof.

The secretary shall keep, or cause to be kept, at the principal executive office or at the office of the corporation’s transfer agent, or registrar, if one be appointed, a share register, or a duplicate share register, showing the names of the stockholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

Section 10.  Chief Financial Officer.  The chief financial officer shall keep and maintain, or cause to be kept and maintained, adequate and colored accounts of the properties and business transactions of the corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, capital, retained earnings and shares. The books of account shall at all reasonable times be open to inspection by any director.

The chief financial officer shall deposit all moneys and other valuables in the name and to the credit of this corporation with such depositories as may be designated by the board of directors. He shall disburse the funds of the corporation as may be ordered by the board of directors, shall render to the president and directors, whenever they request it, an account of all of his transactions as chief financial officer and of the financial condition of the corporation, and shall have such other powers and perform such other duties as may be prescribed by the board of directors or these By-Laws.

Section 11.  Assistant Secretaries and Assistant Treasurers.  In the absence or disability of the secretary or the chief financial officer, their duties shall be performed and their powers exercised, respectively, by any assistant secretary or any assistant treasurer which the board of directors, the president, or the secretary or chief financial officer over them, may have elected or appointed. The assistant secretaries and the assistant treasurers shall have such other duties and powers as may have been delegated to them, respectively, by the secretary or the chief financial officer or by the board of directors.

ARTICLE V

INDEMNIFICATION OF DIRECTORS,
OFFICERS, EMPLOYEES AND OTHER AGENTS

Section 1.  To the fullest extent permitted by the laws of the State of Delaware:

(a)                                  The corporation shall indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was a director or officer of the corporation or, if a director or officer of the corporation, by reason of the fact that such person is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or  administrators in connection with such action, suit or proceeding, including appeals. Notwithstanding the preceding sentence, the corporation shall be required to indemnify a person described in such sentence in connection with any action, suit or proceeding (or part thereof) commenced by such person only if the commencement of such action, suit or proceeding (or part thereof) by such person was authorized by the board of directors of the corporation. The corporation may indemnify any person (and such person’s heirs, executors or administrators) who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (brought in the right of the corporation or otherwise), whether civil, criminal, administrative or investigative, and whether formal or informal, including appeals, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation, for and against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person or such heirs, executors or administrators in connection with such action, suit or proceeding, including appeals.

(b)                                 The corporation shall promptly pay expenses incurred by (i) any person whom the corporation is obligated to indemnify pursuant to the first sentence of Section 1(a) of this Article V or (ii) any person whom the corporation has determined to indemnify pursuant to the third sentence of Section 1(a) of this Article V, in defending any action, suit or proceeding in advance of the final disposition of such action, suit or proceeding, including appeals, upon presentation of appropriate documentation.

(c)                                  The corporation may purchase and maintain insurance on behalf of any person described in Section 1(a) of this Article V against any liability asserted against such person, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of this Section 1 of this Article V or otherwise.

(d)                                 The provisions of this Section 1 of this Article V shall be applicable to all actions, claims, suits or proceedings made or commenced after the adoption hereof, whether arising from acts or omissions to act occurring before or after its adoption. The provisions of this Section 1 of this Article V shall be deemed to be a contract between the corporation and each director or officer who serves in such capacity at any time while this Section 1 of this Article V and the relevant provisions of the laws of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification hereof shall not affect any rights or obligations then existing with respect to any state of facts or any action, suit or proceeding then or theretofore existing, or any action, suit or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. If any provision of this Section 1 of this Article V shall be found to be invalid or limited in application by reason of any law or regulation, it shall not affect the validity of the remaining provisions hereof. The rights of indemnification provided in this Section 1 of this Article V shall neither be exclusive of, nor be deemed in limitation of, any rights to which an officer, director, employee or agent may otherwise be entitled or permitted by contract, the certificate of incorporation, these By-Laws, vote of stockholders or directors or otherwise, or as a matter of law, both as to actions in such person’s official capacity and actions in any other capacity while holding such office, it being the policy of the corporation that indemnification of any person whom the corporation is obligated to indemnify pursuant to the first sentence of Section 1(a) of this Article V shall be made to the fullest extent permitted by law.

(e)                                  For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries.

Section 2.  A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VI

GENERAL CORPORATE MATTERS

Section 1.  Unless the context otherwise requires, the general provisions, rules of construction and definitions contained in the Delaware General Corporation Law shall govern the construction of these By-Laws. Without limiting the generality of the foregoing, the masculine gender includes the feminine and neuter, the singular number includes the plural and the plural number includes the singular, and the term “person” includes a corporation as well as a natural person.

Section 2.  Amendments.  These By-Laws may be altered, amended or repealed or new By-Laws may be adopted only in the manner provided in the corporation’s Amended and Restated Certificate of Incorporation.